                                                                     EXHIBIT 5.1

                              [Sprint Letterhead]

                               February 4, 1999

Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205

Gentlemen:

                In connection with your proposed underwritten public offering, issuance and sale of the shares of PCS Common Stock - Series 1, $1.00 par value ("PCS Shares"), covered by your Registration Statement (the "462(b) Registration Statement") to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act"), that relates to your Registration Statement on Form S-3, File No. 33-64241 (together with the 462(b) Registration Statement, the "Registration Statement"), I have examined the Registration Statements and such other documents, records and matters I have considered necessary or appropriate for the purpose of rendering this opinion.

                Based upon such examination, I am of the opinion that:

                1. Sprint Corporation is a corporation duly organized and validly existing under the laws of the State of Kansas.

                2. The PCS Shares have been duly and validly authorized and, when (i) the 462(b) Registration Statement has become effective under the Act and (ii) the PCS Shares are issued and sold in the manner described in the Registration Statements, such PCS Shares will be legally issued, fully paid and nonassessable.

                I hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and the reference made to me under the caption "Legal Matters" in the prospectuses forming a part of the Registration Statements. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        /s/ Don A. Jensen
                                        Don A. Jensen